Exhibit 10.6

SECOND AMENDMENT TO SECOND AMENDED AND
RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”), dated effective as of June 10, 2002, is made and entered into by and among WHOLE FOODS MARKET, INC. (the “Company”), a Texas corporation, the banking institutions from time to time a party to the Credit Agreement (as hereinafter defined), as amended by this Amendment (each, together with its successors and assigns, a “Bank” and collectively, the “Banks”), and JPMORGAN CHASE BANK, a New York banking corporation formerly known as The Chase Manhattan Bank, successor by merger to Chase Bank of Texas, National Association, as agent for the Banks (in such capacity, together with its successors in such capacity, the “Agent”).

RECITALS:

WHEREAS, the Company, the Agent and certain Banks are parties to a Second Amended and Restated Credit Agreement dated as of February 7, 2000, as previously amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of March 1, 2001, executed by and among the Company, the Agent and the Banks (said Second Amended and Restated Credit Agreement, as previously amended, is hereinafter referred to as the “Credit Agreement”); and

WHEREAS, in connection with an extension of the Maturity Date under the Credit Agreement, the Company, the Agent and the Banks have agreed, on the terms and conditions herein set forth, that the Credit Agreement be further amended in certain respects.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged and confessed, the Company, the Agent and the Banks do hereby agree as follows:

Section 1.    General Definitions.    Except as expressly modified by this Amendment, capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein.

Section 2.    Definition Amendments.    The term “Maturity Date” contained in Section 1 of the Credit Agreement is hereby amended and restated in its entirety to hereafter be and read as follows:

Maturity Date shall mean the earlier of (a) July 14, 2003, (b) the date the Company terminates the Aggregate Commitment pursuant to Section 2.2 hereof, and (c) the date specified by the Agent pursuant to Section 7.1 hereof.

Section 3.    Representations and Warranties.    The Company represents and warrants to the Agent and the Banks that the representations and warranties contained in Section 4 of the Credit Agreement and in all of the other Loan Documents are true and correct in all material respects on and as of the effective date hereof as though made on and as of such effective date. The Company hereby certifies that no event has occurred and is continuing which constitutes a Default or an Event of Default under the Credit Agreement or which, upon the giving of notice or the lapse of time, or both, would constitute a Default or an Event of Default. Additionally, the Company hereby represents and warrants to the Agent and the Banks that the resolutions or authorizations of the Board of Directors (or other governing parties) of the Company and its Subsidiaries which are set out in the following described Secretary’s Certificates or Authorizations remain in full force and effect as of the effective date hereof and have not been modified, amended, superseded or revoked:

(a)    That certain Secretary’s Certificate dated June 25, 1999, executed and delivered to the Agent by the Secretary of Whole Foods Market, Inc. in connection with the Credit Agreement;

(b)    That certain Secretary’s Certificate dated June 25, 1999, executed and delivered to the Agent by the Assistant Secretary of Mrs. Gooch’s Natural Foods Market, Inc., The Sourdough: A European Bakery, Inc., WFM Beverage Corp., Whole Food Company, Inc., Whole Foods Market California, Inc., Whole Foods Market Services, Inc., Whole Foods Market Distribution, Inc., Whole Foods Market Southwest I, Inc., Allegro Coffee Company, Whole Foods Market Group, Inc., Nature’s Heartland, Inc. and Whole Foods Market Southwest Investments, Inc. in connection with the Credit Agreement;

(c)    That certain Authorization dated June 28, 1999, executed and delivered to the Agent by the Members of Whole Foods Market Brand 365, LLC, in connection with the Credit Agreement;

(d)    That certain Secretary’s Certificate dated February 19, 2001, executed and delivered to the Agent by the Secretary of Whole Foods Market IP, Inc. in connection with the Credit Agreement;

(e)    That certain Secretary’s Certificate dated February 19, 2001, executed and delivered to the Agent by the Secretary of Whole Foods Market Finance, Inc. in connection with the Credit Agreement;

(f)    That certain Secretary’s Certificate dated February 19, 2001, executed and delivered to the Agent by the Secretary of Whole Foods Market Purchasing, Inc. in connection with the Credit Agreement; and

(g)    Those certain Resolutions of the Directors of Fresh Fields Markets Canada, Inc. dated February 23, 2001, executed and delivered to the Agent by the Directors of Fresh Fields Markets Canada, Inc. in connection with the Credit Agreement.

Section 5.    Limitations.    The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Credit Agreement, the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling.

Section 6.    Payment of Expenses.    The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Agent and each of the Banks harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this Amendment, including, without limitation, the reasonable fees and expenses of counsel for the Agent and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the Loan Documents. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.

Section 7.    Descriptive Headings, etc.    The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 8.    Entire Agreement.    This Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this Amendment.

Section 9.    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Company and the Agent.

Section 9.    References to Credit Agreement.    As used in the Credit Agreement (including all Exhibits thereto) and all other Loan Documents, on and subsequent to the effective date hereof, the term “Agreement” shall mean the Credit Agreement, as amended by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized offices as of the date first above written.

NOTICE PURSUANT TO TEX. BUS. & COMM. CODE §26.02

THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN CREDIT AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

WHOLE FOODS MARKET, INC. a Texas corporation

By:
Glenda Flanagan Executive Vice President and Chief Financial Officer

Addresses for Notices:

Whole Foods Market, Inc. 601 N. Lamar Boulevard, Suite 300 Austin, Texas 78703-5413 Attention: Ms. Glenda Flanagan

JPMORGAN CHASE BANK, individually and as Agent
By:
Name:
Title:

Address for Notices:

JPMorgan Chase Bank 700 Lavaca, 2nd Floor Post Office Box 550 Austin, Texas 78789 Attention: Manager/Commercial Lending Group

with copies to:

JPMorgan Chase Bank 1 JPMorgan Chase Plaza, Floor 8 New York, New York 10081 Attention: Shoshana Tyson

WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION
By:
Name:
Title:

Address for Notices:

Wells Fargo Bank Texas, National Association 111 Congress, Suite 300 Austin, Texas 78701 Attention: Ms. Susan Coulter

WACHOVIA BANK, NATIONAL ASSOCIATION (SUCCESSOR TO FIRST UNION NATIONAL BANK)

By:
Name:
Title:

Address for Notices:

Wachovia Bank, National Association 1339 Chestnut Street, PA 48 Philadelphia, Pennsylvania 19107 Attention: Mr. Anthony Braxton and Ms. Irene Marks

FLEET NATIONAL BANK

By:
Name:
Title:

Address for Notices:

Fleet National Bank 100 Federal Street, MADE 10008F Boston, Massachusetts 02110 Attention: Ms. Judith C.E. Kelly

GUARANTY BANK

By:
Name:
Title:

Address for Notices:

Guaranty Bank 301 Congress Avenue, Suite 1500 Austin, Texas 78701
Attention: Mr. Chris Harkrider

STANDARD FEDERAL BANK, N.A., FORMERLY LASALLE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Address for Notices: Standard Federal Bank, N.A. 125 Ottawa NW, Suite 270 Grand Rapids, Michigan 49503 Attention: Mr. Thomas J. Ranville

US BANK, NATIONAL ASSOCIATION, FORMERLY FIRSTAR BANK, N.A.

By:
Name:
Title:

Address for Notices:

US Bank One Firstar Plaza, 12th Floor St. Louis, Missouri 63101 Attention: Greg Dryden

The undersigned Guarantors (a) acknowledge and consent to the execution of the foregoing Amendment, (b) confirm that the Guaranties previously executed or joined in by each of the undersigned Guarantors apply and shall continue to apply to all Indebtedness evidenced by or arising pursuant to the Credit Agreement or any other Loan Documents, notwithstanding the execution and delivery of this Amendment by the Company, the Agent and each of the Banks, and (c) acknowledge that without this consent and confirmation, the Banks and the Agent would not agree to the modifications of the Credit Agreement which are evidenced by the foregoing Amendment.

WHOLE	FOODS MARKET SERVICES, INC.,
a	Delaware corporation
WFM	BEVERAGE CORP., a Texas corporation
WHOLE	FOODS MARKET SOUTHWEST I, INC.,
a	Delaware corporation
WHOLE	FOODS MARKET SOUTHWEST INVESTMENTS, INC., a Delaware corporation
WHOLE	FOODS MARKET CALIFORNIA, INC.,
a	California corporation
MRS.	GOOCH’S NATURAL FOOD MARKETS, INC.,
a	California corporation
WHOLE	FOODS MARKET GROUP, INC.,
a	Delaware corporation
ALLEGRO	COFFEE COMPANY, a Colorado corporation
WHOLE	FOODS MARKET DISTRIBUTION, INC.,
a	Delaware corporation
WHOLE	FOOD COMPANY, INC., a Louisiana corporation
THE	SOURDOUGH: A EUROPEAN BAKERY, INC.
a	Texas corporation
NATURE’S	HEARTLAND, INC.,
a	Massachusetts corporation

By:
Glenda Flanagan Secretary

WHOLE FOODS MARKET BRAND 365, LLC, a California limited liability company

By:	Whole Foods Market Services, Inc., a Texas corporation, Member

By:
Glenda Flanagan, President and Chief Financial Officer

WHOLE FOODS MARKET SOUTHWEST, L.P., a Texas limited partnership

By:	Whole Foods Market Southwest I, Inc., a Delaware corporation

By:
Glenda Flanagan, Vice President

WHOLE FOODS MARKET IP, L.P., a Delaware corporation

By:	WFM IP Management, Inc., a Delaware corporation

By:
Glenda Flanagan, Vice President

WHOLE FOODS MARKET FINANCE, INC., a Delaware corporation WHOLE FOODS MARKET PURCHASING, INC., a Delaware corporation FRESH FIELDS MARKETS CANADA, INC., a Canadian corporation

By:
Glenda Flanagan President

SCHEDULE IV

Bank Commitments

	Bank	Commitment
1.	JPMorgan Chase Bank	$40,000,000
2.	Wells Fargo Bank Texas, National Association	$40,000,000
3.	Wachovia Bank, National Association	$35,000,000
4.	Fleet National Bank	$35,000,000
5.	Guaranty Bank	$25,000,000
6.	Standard Federal Bank, N.A.	$25,000,000
7.	US Bank	$20,000,000
	TOTAL COMMITMENTS	$220,000,000